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                                                                   EXHIBIT 10(A)

                            [PAUPA NEW GUINEA LOGO]

                   THE INDEPENDENT STATE OF PAPUA NEW GUINEA
                        Petroleum Act (Chapter No. 198)

                     PETROLEUM PROSPECTING LICENSE NO: 181

I, JOHN R. GIHENO, MP, Minister for Mining and Petroleum, acting pursuant to
Section 20 of the Petroleum Act, Chapter No. 198 and all other powers me enabling and having considered a report of the Petroleum Advisory Board, HEREBY GRANT to:

                      OCCIDENTAL OF PAPUA NEW GUINEA LTD;
                          GARNET PNG CORPORATION; and
                           NIUGINI ENERGY PTY LIMITED

("the Licensee") this Petroleum Prospecting License No: 181 in respect of the blocks described hereunder for a period of six years subject to the conditions set out hereunder:

Interpretation:

In this License, "the Act" means the Petroleum Act, Chapter No. 198 and includes any amendment of re-enactment of that Act and words and expressions used in this License have the same respective meanings as in the Act.






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Description Blocks:

All blocks listed hereunder can be identified by map title and section number as shown on the Graticular Section maps (1:1 000 000) prepared and published under the authority of the Minister and available at the Department of Mining and Petroleum, Port Moresby.

MAP SHEET FLY RIVER S.B. 54

BLOCKS: (all inclusive)

2295
2367    2368    2369
                2441    2442    2443
                        2514    2515    2516    2517
                                2587    2588    2589
                                2659    2660    2661
                                2731    2732    2733
                                2803    2804    2805
                                2875    2876    2877
                                2947    2948    2949
                                        3020    3021
                                        3092    3093
                        3162    3163    3164    3165
                        3234    3235    3236    3237
                        3306    3307    3308    3309

The total number of blocks in this License is 45 and all are inclusive.





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Conditions:

1.      This Licence shall take effect from the date of grant.

2.      The Licensee shall at all times comply with:-

        (a)     the provisions of the Act and the Regulations; and

        (b)     all directions given to him under the Act or the Regulations.

3. The Licensee shall not transfer, or in any other way deal in, this Licence unless to or with a "related corporation" within the meaning of the Companies Act, during the first two years of the Licence unless the intending farminee(s) are acceptable to the Minister.

4. Within two years from the date of grant of this Licence, the Licensee, at a cost of not less than US$7,000,000 shall:-

        (a) review previous filed studies and data within and adjacent to proposed licence area;

        (b) acquire additional field data in areas of interest by way of geological field work and a low level aeromagnetic survey; and

        (c)     drill an exploration well to a target approved by the Director


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5.      The Licensee shall, not later than two months before the expiration of the second year of this Licence, submit acceptable proposals for work and expenditure in the third and fourth years of this Licence to the Minister for approval which shall at least include:-

        (a) the acquisition of additional geological field data and further studies;

        (b) if a satisfactory prospect is defined drill one exploration well to a target approved by the Director; or

        (c) acquire 150 line kilometers of seismic; and

        (d) particulars of the financial resources available to the Licensee to carry out the forgoing work programme or if so requested by the Director an acceptable schedule of actions to be taken by the Licensee to ensure the availability of the necessary financial resources and of documentary evidence which will be submitted to the Director at appropriate times during the third and fourth years of this Licence to demonstrate that such actions have been taken.

6.      If:

        (a) the programme carried out and completed under Conditions 4 does not show significant results; or

        (b) the proposals and financial particulars submitted under Condition 5, together with any additional or alternative proposals and financial particulars which may be requested by the Minister, or submitted by the Licensee, are not acceptable to the Licensee or the


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            Minister, and have not been approved within two months of the submission of the final submission of the proposals under Condition 5;

        the Licensee may, by written notice served on the Director, apply to the Minister for consent to surrender the Licence.

7. The Licensee shall, not later than two months before the expiration of the fourth year of this Licence, submit acceptable proposals for work and expenditure in the fifth and sixth years of this Licence to the Minister for approval which shall at least include:

        (a) the drilling of an exploration well in each of years 5 AND 6 to test a target approved by the Director;

        (b) further geological studies as required;

        (c) the completion of a comprehensive Integrated Report; and

        (d) if so requested by the Director, provide particulars of the financial resources available to the Licensee to carry out the foregoing work programme and an acceptable schedule of actions to be taken by the Licensee to ensure the availability of necessary financial resources and of documentary evidence which will be submitted to the Director at appropriate times during the fifth and sixth years of this Licence to demonstrate that such actions have been taken.

8.      If:

        (a) the programme carried out and completed under condition 5 does not show significant results; or


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         (b) the proposals and financial particulars submitted under
             Condition 7, together with any additional or alternative proposals and financial particulars which may be requested by the Minister, or submitted by the Licensee, are not acceptable to the Licensee or the Minister, and have not been approved within two months of the final submission of the proposals under Condition 7;

         the Licensee may, by written notice served on the director, apply to the Minister for consent to surrender the Licence.

 9. Subject to Section 99 of the Act, the Licensee after service of notice under Condition 6 or 8 shall cease to be liable for any obligations in respect of this Licence whether arising under the Act, the Regulations any directions given to the Licensee under the Act, or Regulations, or these Conditions to be performed or observed after the date of service of the notice, but this shall not affect the liability of the Licensee for any such obligations which should have been performed or observed before such date. A notice under Conditions 6 or 8 may be served on the Director in accordance with Section 115 or the Act.

10. If the Licensee should surrender this Licence under Condition 6 or 8, this Licence shall terminate upon the date of service of the instrument under Section 97(6) of the Act.

11. The Licensee may take samples of any petroleum found in the Licence area for the purpose of testing and determining its chemical composition. With prior approval of the Director well flow tests may be carried out, but the Licensee shall not otherwise recover any petroleum from the licence area.


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12.      The Independent State of Papua New Guinea ("The State") and the
         Licensee shall execute a Petroleum Agreement in respect of this Licence. The agreement shall, inter alia, provide that:-

         The State shall be given the right to participate as a joint owner to the extent of not more than 22.5% in any development and in any petroleum development licence which results from the discovery of petroleum under this Licence. Such participation shall be on a carried interest basis whereby the cost of The State's ownership interest will be paid for out of its share of the petroleum produced.

DATED this 29th day of September, 1995.


/s/ JOHN R. GIHENO
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John R. Giheno, MP.
Minister for Mining and Petroleum





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